Exhibit 99.2

JOINT FILER INFORMATION

This Statement on Form 3 is filed by Seaport Capital Partners II, L.P., Seaport Investments, LLC, CEA Investment Partners II, LLC, Seaport Associates, LLC, William K. Luby and James J. Collis.

The principal business address of each of the Reporting Persons is 199 Water Street, New York, NY 10038.

Name of Designated Filer:  Seaport Capital Partners II, L.P.

Date of Event Requiring Statement:  December 15, 2004

Issuer Name and Ticker or Trading Symbol: Rural LEC Acquisition LLC [OTT]

SEAPORT CAPITAL PARTNERS II, L.P.

By:	CEA INVESTMENT PARTNERS II, LLC
Its General Partner

By:	SEAPORT ASSOCIATES, LLC
Its Member and Authorized Representative

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

SEAPORT INVESTMENTS, LLC

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

CEA INVESTMENTS PARTNERS II, LLC

By:	SEAPORT ASSOCIATES, LLC
Its Member and Authorized Representative

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

SEAPORT ASSOCIATES, LLC

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

WILLIAM K. LUBY

By:	/s/ William K. Luby

JAMES J. COLLIS

By:	/s/ James J. Collis